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                                                                      Exhibit 14


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the incorporation by reference of our report dated August 15, 1997 for the Munder Accelerating Growth Fund and the Munder Multi-Season Growth Fund in the Prospectus/Proxy Statement filed with the Securities and Exchange Commission in this Registration Statement (Form N-14) under the Securities Act of 1933.


                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


Boston, Massachusetts
March 20, 1998